UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

FNBH BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File No.)	38-2869722 (IRS Employer Identification No.)

101 East Grand River, Howell, Michigan (Address of Principal Executive Offices)	48843 (Zip Code)

517-546-3150
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01      Other Events.

At a special meeting of shareholders held on February 19, 2009, the shareholders of FNBH Bancorp, Inc. (the “Company”) approved an amendment to the Company’s Articles of Incorporation to authorize the Board of Directors to issue up to 30,000 shares of preferred stock. The amendment permits the Board of Directors to authorize the issuance of preferred stock without additional shareholder approval, with such relative rights and preferences as may be established by resolution of the Board of Directors. The terms of the shares to be authorized, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters would be determined by the Board of Directors. No class of preferred stock was previously authorized by the Company’s Articles of Incorporation. A proposal for the amendment was disclosed in proxy materials previously filed with the Securities and Exchange Commission and mailed to shareholders. On February 25, 2009, the Company filed a Certificate of Amendment to the Articles of Incorporation with the State of Michigan for the purpose of amending the Company’s Articles in accordance with the foregoing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2009	FNBH BANCORP, INC. By /s/ Janice B. Trouba —————————————— Janice Trouba Its: Chief Financial Officer and Treasurer

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